News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Completes Acquisition of Trico Welding Supply

Brings Annualized Revenue Run Rate to Over $14 million

TAMPA, FL – April 4, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today the completion of the previously announced acquisition of Trico Welding Supply, a leading independent industrial gas and welding supply distributor in the Sacramento market in California.

“We are pleased to welcome the Trico team to our combined companies. As we previously announced, this is an important next step in our growth plans,” commented Ermanno Santilli, CEO of MagneGas. “We have worked very hard to develop a meaningful growth strategy in the largest industrial gas markets in the US, and California is critical to our strategic growth plans. We now have the sales force, infrastructure and access to thousands of new clients. We plan to undertake a comprehensive marketing initiative to fully launch the MagneGas2® product in this market. We have had excellent success with clients in San Diego and East Texas, and we expect to quickly generate strong results in Northern California.”

“This acquisition was a major financial milestone for MagneGas,” commented Scott Mahoney, CFO of MagneGas. “Increasing our revenue run rate by over 500% in the first three months of 2018 alone has put us substantially closer to steady, consistent positive EBITDA.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has three locations in Florida, Green Arc has two locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.